225 BUSH STREET
                         AGREEMENT OF PURCHASE AND SALE


         This Agreement, dated as of July 19, 2000 (the "Effective Date"), is among OAIC Bush Street, LLC, a Delaware limited liability company ("Seller"), and Flynn Land Company, Inc., a California corporation ("Flynn") and GEM Investors, Inc., a Delaware corporation ("GEM," together with Flynn, "Buyer").

                                   ARTICLE I

                          PURCHASE AND SALE OF PROPERTY

         SECTION 1.1   SALE.

         Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein, that certain real property located at 225 Bush Street, San Francisco, CA 94102, together with any and all rights, privileges, improvements and easements appurtenant thereto owned by Seller, which real property is more particularly described in an EXHIBIT A attached hereto and made a part hereof (collectively the "Real Property"), together with the tangible personal property owned by Seller, if any, located on the Real Property and used exclusively in the operation or maintenance of the Real Property and described in EXHIBIT F attached hereto, and including the items required to be delivered by Seller under Section 8.3(d) herein (the "Personal Property"), and all right, title and interest of Seller in any intangible personal property now or on the Closing Date owned by Seller and used in the ownership, use or operation of the Real Property or the Personal Property, including Seller's rights, if any, to all building or trade names, including the right to use the name "225 Bush Street," (provided however, Seller makes no representation or warranty that Seller has any rights with respect to ownership or use of such trade names), any lease and occupancy rights (including the lessor's interest in and to the tenant leases described in EXHIBIT B attached hereto and made a part hereof as well as any additional tenant leases or amendments or modifications thereto approved by Buyer or which are permitted to be entered into by Seller pursuant to this Agreement (collectively, the "Leases"), all security deposits and prepaid rent, if any, under the Leases and any and all guaranties, letters of credit or other credit enhancement relating to the Leases), utility contracts, advertising materials, plans and specifications and, all other agreements or rights relating to the ownership, use and operation of the Real Property or the Personal Property (including the service contracts described in EXHIBIT G attached hereto and additional service contracts entered into after the date hereof in accordance with this Agreement the ("Service Contracts") and the construction contracts described in EXHIBIT H attached hereto and additional construction contract entered into after the date hereof in accordance with this Agreement (the "Construction Contracts") (collectively, the "Intangible Property"). The Real Property, Personal Property and Intangible Property are collectively referred to herein as the "Property".

         SECTION  1.2  PURCHASE PRICE.

                  (a) The purchase price of the Property is One Hundred Fifty Four Million Dollars ($154,000,000) (the "Purchase Price").
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                  (b)  The Purchase Price shall be paid as follows:

                       (1) Upon the execution of this Agreement Buyer shall deposit with the Title Company (as defined below), cash or other immediately available funds in the amount of Five Hundred Thousand Dollars ($500,000) ($450,000 of which amount shall constitute the "Initial Deposit" and $50,000 of which amount shall constitute the "Nonrefundable Payment"). The Nonrefundable Payment shall be fully and completely earned by Seller as consideration for entering into this Agreement with Buyer and for not marketing the Property further prior to entering into an agreement with a potential purchaser of the Property, and the Nonrefundable Payment shall only be refundable as specifically provided in Section 1.2(b)(3) below and shall otherwise not be refundable under any circumstances. If the Closing occurs, then the Nonrefundable Payment shall be credited against the Purchase Price.

                       (2) If at the end of the Contingency Period Buyer elects to proceed with the purchase of the Property Buyer shall deposit in escrow with Chicago Title Insurance Company (the "Title Company") an all-cash payment in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Additional Deposit," and the same, together with the Initial Deposit of $450,000, and the "Supplemental Deposit" (as defined in Section 8.2 (b)), if made by Buyer, shall be collectively referred to as the "Deposit").

                       (3) THE DEPOSIT AND THE NONREFUNDABLE PAYMENT SHALL BE HELD IN AN INTEREST BEARING ACCOUNT AND ALL INTEREST THEREON SHALL BE DEEMED A PART OF THE DEPOSIT AND THE NONREFUNDABLE PAYMENT. IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS CONSUMMATED, THEN THE DEPOSIT AND THE NONREFUNDABLE PAYMENT SHALL BE PAID TO SELLER AT THE CLOSING AND CREDITED AGAINST THE PURCHASE PRICE. IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE TO (A) SELLER'S DEFAULT HEREUNDER OR (B) THE FAILURE OF THE CONDITIONS FOR THE BENEFIT OF BUYER SET FORTH IN SECTIONS 2.1(G), OR 2.1(H), OR (C) THE TERMINATION OF THIS AGREEMENT BY BUYER UNDER SECTION 5.2, THEN, AS BUYER'S SOLE REMEDY, BUYER MAY TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO SELLER AND RECEIVE A REFUND OF THE DEPOSIT AND THE NONREFUNDABLE PAYMENT, IN WHICH EVENT NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT AS PROVIDED IN SECTIONS 6.1,
9.3 AND 9.9 BELOW, PROVIDED, HOWEVER, THAT IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED AS RESULT OF THE WILLFUL DEFAULT OF SELLER, BUYER SHALL BE ENTITLED TO BRING AN ACTION AGAINST SELLER FOR ACTUAL DAMAGES INCURRED BY BUYER UP TO AN AMOUNT NOT TO EXCEED THREE PERCENT (3%) OF THE PURCHASE PRICE, PROVIDED (A) ANY CLAIM THAT BUYER MAKES AGAINST SELLER MUST BE FILED IN THE APPROPRIATE COURT OF COMPETENT JURISDICTION WITHIN NINETY (90) DAYS AFTER SUCH TERMINATION NOTICE TO SELLER BY BUYER AND (B) SUCH THREE PERCENT (3%) CAP SHALL NOT APPLY IN THE EVENT THAT SELLER WILLFULLY DEFAULTS UNDER THIS AGREEMENT BY SELLING THE PROPERTY TO ANY THIRD PARTY (OR ENTERS INTO AN AGREEMENT TO DO SO) IN BREACH OF THE TERMS HEREOF WITHIN NINETY (90) DAYS OF THE CLOSING DATE SUBJECT TO THE LIMITATIONS SET FORTH IN THE SECOND SENTENCE OF SECTION 9.18 BELOW. IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE TO THE TERMINATION OF THE AGREEMENT BY BUYER PURSUANT TO SECTION 8.4 OR THE TERMINATION OF THIS AGREEMENT BY BUYER UNDER
SECTION 4.1, THEN, AS BUYER'S SOLE REMEDY, BUYER MAY TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO SELLER AND RECEIVE A REFUND OF THE DEPOSIT AND THE NONREFUNDABLE PAYMENT SHALL BE RETAINED BY SELLER, IN WHICH EVENT NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT AS PROVIDED IN SECTIONS 6.1, 9.3 AND 9.9 BELOW. IF THE SALE IS NOT CONSUMMATED DUE TO ANY DEFAULT BY BUYER HEREUNDER, THEN THE TITLE COMPANY SHALL DELIVER TO SELLER THE NONREFUNDABLE PAYMENT AND THE DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF A FAILURE TO CONSUMMATE THIS

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SALE DUE TO BUYER'S DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO
DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE NONREFUNDABLE PAYMENT AND THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT THE PARTIES OBLIGATIONS UNDER SECTIONS 6.1,
9.3 AND 9.9.

INITIALS:       SELLER ________      BUYER _______

                       (4) The balance of the Purchase Price, which is One Hundred Fifty Two Million Dollars ($152,000,000) shall be deposited by Buyer with the Title Company and paid to Seller all in cash at the consummation of the purchase and sale contemplated hereunder (the "Closing").

                                   ARTICLE II

                                   CONDITIONS

         SECTION 2.1   CONDITION PRECEDENT.

         Buyer's obligation to purchase the Property is conditioned upon the following:

                  (a) Buyer has reviewed that certain Preliminary Report issued by Title Company, dated July 3, 2000 under Order No. 9560955-SH (the "PTR"), copies of the underlying documents referenced therein and that certain ALTA Survey, last revised on March 27, 1998, prepared by Martin M. Ron & Associates, Inc. (the "Survey").

                  (b) Buyer's review and approval of all Leases, Service Contracts and Construction Contracts affecting the Property. Seller shall furnish to Buyer copies of the Leases, Service Contracts and Construction Contracts within five (5) days after the date Seller receives a fully executed original of this Agreement (the "Delivery Period").

                  (c) Buyer's review and approval of the physical condition of the Property.

                  (d) Buyer's review and approval of all zoning, land use, building, environmental and other statutes, rules, or regulations applicable to the Property.

                  (e) Subject to the provisions of the paragraph below, Buyer's review and approval of operating statements with respect to the Property for 1999 and the partial calendar year ending on May 31, 2000, certificates of occupancy, plans and specifications, soils and other reports, service contracts, operating budget, invoices and other contracts or documents which will be binding on Buyer after Closing. Seller shall make available to Buyer within the Delivery Period copies of all such items in Seller's possession solely for Buyer's inspection during reasonable business hours. Notwithstanding the foregoing, Buyer's review shall not include a review of Seller's internal economic memoranda or reports, attorney-client privileged materials or Seller's appraisals of the Property, if any.

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                  (f)  Buyer's review and approval of any other matters Buyer deems relevant to the Property in its sole and absolute discretion.

                  (g) Buyer's receipt of the "Title Policy" (as defined in Section 4.2) or Title Company's unconditional agreement to issue the same.

                  (h) The absence of any voluntary or involuntary bankruptcy affecting Seller under applicable state or local laws.

         SECTION 2.2   CONTINGENCY PERIOD.

         Buyer shall have thirty (30) days from the Effective Date (such period being referred to herein as the "Contingency Period"), to review and approve the matters described in Sections 2.1(a)-(f) above in Buyer's sole and absolute discretion. If Buyer determines in its sole and absolute discretion to proceed with the purchase of the Property, then Buyer shall, before the end of the Contingency Period, notify Seller in writing (the "Acceptance Notice") that Buyer has approved all of the matters described in Section 2.1(a)-(f) above, including, without limitation, all documents, agreements, surveys, reports and other items and materials delivered to or made available to Buyer in connection with this Agreement during the Contingency Period (the "Due Diligence Materials"), and Buyer shall place the Additional Deposit in escrow with the Title Company pursuant to Section 1.2(b)(2) above. If before the end of the Contingency Period Buyer fails, for any reason or no reason in its sole and absolute discretion, to give Seller such Acceptance Notice and deliver the Additional Deposit, then Buyer shall be deemed not to have elected to proceed with the purchase of the Property, this Agreement shall so terminate, the Nonrefundable Payment shall be retained by Seller, the Deposit shall be delivered to Buyer and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.9 below.

                                  ARTICLE III

                               BUYER'S EXAMINATION

         SECTION 3.1   REPRESENTATIONS AND WARRANTIES OF SELLER.

         Subject to the provisions of Sections 3.2 and 3.3 below, Seller hereby makes the following representations and warranties with respect to the Property, provided that Seller makes no representations or warranties with respect to the matters (the "Disclosure Items") to the extent expressly set forth in Schedule 1 attached hereto or in the documentation referenced in Schedule 1 attached hereto. Notwithstanding anything to the contrary contained herein or in any document delivered in connection herewith, Seller shall have no liability with respect to such Disclosure Items.

                  (a) Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

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                  (b)  Seller is not a "foreign person" as defined in Section
1445 of the Internal Revenue Code of 1986, as amended (the "Code") and any related regulations.

                  (c) This Agreement (i) has been duly authorized, executed and delivered by Seller, and (ii) does not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

                  (d) Seller has the power and authority to enter into this Agreement and to perform its obligations hereunder.

                  (e) As of the Effective Date, the only Leases and amendments thereto in force for the Property as of the date hereof are set forth in the list attached hereto as EXHIBIT B and made a part hereof. As of the Effective Date, the only Service Contracts that affect the Property are set forth in EXHIBIT G attached hereto. As of the Effective Date, the only Construction Contracts that affect the Property are set forth in EXHIBIT H attached hereto. To the best of Seller's knowledge, there are no unrecorded agreements which will affect the Property on the Closing Date other than the Leases, the Service Contracts and the Construction Contracts. Unless otherwise indicated on EXHIBIT G, all Service Contracts are terminable without penalty upon not more than thirty (30) days prior written notice. To the best of Seller's knowledge, Seller is not in default under the Leases, the Service Contracts or the Construction Contracts.

                  (f) To the best of Seller's knowledge, there is no litigation pending with respect to the Property (or affecting Seller and which would adversely affect Seller's ability to perform under this Agreement) other than as set forth in SCHEDULE 1.

                  (g)  To the best of Seller's knowledge, except as set forth in
SCHEDULE 1 or as may be disclosed in Due Diligence Materials, Seller has received no written notice from any governmental authority that the present use and operation of the Property is in violation of any of the applicable law (including, without limitation, (i) the Americans with Disabilities Act ("ADA"), Title 24 of the California Administrative Code, and other similar federal, state and local laws, (ii) building codes and any other laws relating to the construction or design of the improvements on the Property, including, without limitation, fire, safety, handicapped access, or seismic design (collectively, "Building Codes"), and (iii) any laws relating to environmental matters (the "Environmental Laws").

                  (h) Seller represents that Gregory Breskin, Vice Presdent, and William Stolberg, Senior Asset Manager are the only persons currently within Seller's organization with primary responsibility for the management for the Property.

                  (i) Seller represents and warrants that it retained or engaged no broker or finder instrumental in arranging or bringing about this transaction except for Grubb & Ellis Real Estate Company ("Seller's Broker").

                  (j) Seller represents that after the expiration of the Contingency Period and prior to Closing, Seller shall terminate the following service contracts listed on EXHIBIT G attached hereto: (i) the management agreement with Jones Lang LaSalle dated April 1, 1998; (ii) the office leasing agreement with Grubb & Ellis Company dated April 24, 1998; and (iii) the retail leasing agreement with CB Richard Ellis dated January 2, 1999; provided that

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Buyer acknowledges and agrees that those agreements provided for herein allow such brokers to submit a list of tenants with which such broker was negotiating at the time of termination of such contracts and Buyer will be obligated to pay a commission to such broker if Buyer subsequently enters into any lease with such tenant during the time period specified in such agreement (the "Post Termination Obligations") and after such termination, Buyer shall assume such Post Termination Obligations pursuant to the Assignment of Leases.

         Each of the representations and warranties of Seller contained in this
Section 3.1: (1) is true as of the date of this Agreement; (2) shall be deemed remade by Seller, and shall be true in all material respects as of the date of Closing (as if made on and as of the Closing), subject to (A) any Exception Matters (as defined below), (B) the Disclosure Items, and (C) other matters expressly permitted in this Agreement or otherwise specifically approved in writing by Buyer including, without limitation, the Due Diligence Materials; and
(3) shall survive the close of escrow as provided in Section 3.3 below.

         SECTION 3.2   NO LIABILITY FOR EXCEPTION MATTERS.

         As used herein, the term "Exception Matter" shall refer to a matter disclosed to Buyer in writing or discovered by Buyer before the Closing, that would make a representation or warranty of Seller contained in this Agreement materially untrue or incorrect, including, without limitation, matters disclosed in writing to Buyer by Seller or by any other person. If Buyer obtains knowledge of any Exception Matter after the date hereof, Buyer may terminate this Agreement and receive a return of the Deposit upon written notice to Seller within five (5) days after Buyer learns of such Exception Matter if Seller elects not to cure or remedy any such Exception Matter. Buyer shall promptly notify Seller in writing of any Exception Matter of which Buyer obtains knowledge before the Closing. If Buyer obtains knowledge of any Exception Matter before the Closing, but nonetheless elects to proceed with the acquisition of the Property, Buyer shall consummate the acquisition of the Property subject to such Exception Matter and Seller shall have no liability with respect to such Exception Matter, notwithstanding any contrary provision, covenant, representation or warranty contained in this Agreement. If Buyer elects to terminate this Agreement on the basis of any Exception Matter, Buyer shall so notify Seller in writing within five (5) days following Buyer's discovery of the Exception Matter, and the Deposit shall be returned to Buyer and the Nonrefundable Payment shall be retained by Seller. Buyer's failure to give such notice within such five (5) day period shall be deemed a waiver by Buyer of such Exception Matter. Upon any such termination of this Agreement, neither party shall have any further rights or obligations hereunder, except as provided in Sections 6.1, 9.3, and 9.9 below. Notwithstanding the foregoing, if Buyer elects to terminate this Agreement on the basis that Seller has breached a material representation or warranty at the time of the Effective Date and for which Seller had actual knowledge on the Effective Date, then Buyer shall have the remedies set forth in Section 1.2(b)(3) above in connection with such default by Seller, even if the same constitutes an Exception Matter but subject to the limitations set forth therein and in Section 9.18. Seller shall have no obligation to cure or remedy any Exception Matter, and, subject to Buyer's right to terminate this Agreement as set forth above and the remedies set forth in
Section 1.2(b)(3), in the event that Seller has breached a material representation or warranty at the time of the Effective Date and for which Seller had actual knowledge on the Effective Date, Seller shall have no liability whatsoever to Buyer with respect to any Exception Matters.

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         SECTION 3.3   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of Seller and Buyer contained herein shall survive for a period of nine (9) months after the Closing, except that Buyer's representations and warranties in Sections 3.5(d), (e) and (f) shall survive indefinitely. Any claim which Buyer or Seller may have at any time against the other for a breach of any such representation or warranty (other than those contained in Sections 3.5(d), (e) and (f)), whether known or unknown, which is not asserted (i) by written notice to Seller or Buyer within such nine
(9) month period and (ii) by Seller's or Buyer's filing a legal action with respect thereto whether such nine (9) month period shall not be valid or effective, and the other party shall have no liability with respect thereto.

         SECTION 3.4   SELLER'S KNOWLEDGE.

         For purposes of this Agreement and any document delivered at Closing, whenever the phrase "to the best of Seller's knowledge" or the "knowledge" of Seller or words of similar import are used, they shall be deemed to refer to the current actual knowledge of Gregory Breskin, Vice President, and William Stolberg, Senior Asset Manager.

         SECTION 3.5   REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents and warrants to Seller as follows:

                  (a) Buyer represents and warrants to Seller that this Agreement and all documents executed by Buyer which are to be delivered to Seller at Closing do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

                  (b) Buyer represents and warrants to Seller that Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

                  (c) Buyer is duly formed, validly existing and in good standing under the laws of the State of California. Buyer has duly authorized, executed and delivered this Agreement.

                  (d) Buyer is not a party in interest with respect to any employee benefit or other plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of
Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), which is subject to ERISA or Section 4975 of the Code and which is an investor in Seller.

                  (e) Other than Seller's Broker, as defined below, Buyer has had no contact with any broker or finder instrumental in arranging or bringing about this transaction with respect to the Property.

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Each of the representations and warranties of Buyer contained in this Section shall be deemed remade by Buyer as of the Closing and shall survive the Closing as provided in Section 3.3 above.

         SECTION 3.6   BUYER'S INDEPENDENT INVESTIGATION.

                  (a) Buyer acknowledges and agrees that it has been given or will be given before the end of the Contingency Period, a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer's choosing, including, without limitation:

                       (1) All matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes.

                       (2) The physical condition and aspects of the Property, including, without limitation, the interior, the exterior, the square footage within the improvements on the Real Property and within each tenant space therein, the structure, seismic aspects of the Property, the paving, the utilities, and all other physical and functional aspects of the Property. Such examination of the physical condition of the Property shall include an examination for the presence or absence of Hazardous Materials, as defined below, which shall be performed or arranged by Buyer at Buyer's sole expense. For purposes of this Agreement, "Hazardous Materials" shall mean inflammable explosives, radioactive materials, asbestos, polychlorinated biphenyls, lead, lead-based paint, under and/or above ground tanks, hazardous materials, hazardous wastes, hazardous substances, oil, or related materials, which are listed or regulated in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), the California Hazardous Waste Control Law (California Health and Safety Code Section 25100, et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Section 13000, et seq.), and the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health and Safety Code Section 25249.5, et seq.) and any other applicable federal, state or local laws.

                       (3) Any easements and/or access rights affecting the Property.

                       (4) The leases and all matters in connection therewith, including, without limitation, the ability of the tenants to pay the rent and the economic viability of the tenants.

                       (5) The service contracts and any other documents or agreements of significance affecting the Property.

                       (6) All problems or defects arising out of or in any way related to whether the Property or the operating systems thereof will experience any problems or defects as a result of Year 2000 Problems, as defined below. "Year 2000 Problems" shall mean the failure of computer software and hardware

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systems and equipment containing embedded computer chips to correctly receive, transmit, process, manipulate, store, retrieve, retransmit or utilize data and information due to the occurrence of the Year 2000 or the inclusion of dates on or about January 1, 2000.

                       (7) All other matters of material significance affecting the Property.

                  (b) BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.1 ABOVE OR IN THE DEED OR BILL OF SALE, INCLUDING WITHOUT LIMITATION, (i) the quality, nature, adequacy and physical condition and aspects of the Property, including, but not limited to, the structural elements, seismic aspects of the Property, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, the square footage within the improvements on the Real Property and within each tenant space therein, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater,
(iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, (iv) the development potential of the Property, and the Property's use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (vii) the presence of Hazardous Materials on, under or about the Property or the adjoining or neighboring property, (viii) the quality of any labor and materials used in any improvements on the Real Property, (ix) the condition of title to the Property, (x) the leases, service contracts, or other agreements affecting the Property (xi) the problems or defects arising out of or in any way related to the Year 2000 Problems, and
(xii) economics of the operation of the Property.

Buyer's Initials:  _______

         SECTION 3.7   RELEASE.

                  (a) Without limiting the above, and except for (x) the representations and warranties of Seller contained in Section 3.1 hereof and Seller's covenants specifically set forth in this Agreement but subject to the limitations and qualifications set forth herein respecting such representations, warranties and covenants, (y) fraud or criminal acts of Seller or its agents or employees, or (z) any release of Hazardous Materials in violation of applicable law during Seller's period of ownership of the Property resulting from the acts of Seller, Buyer on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller's affiliates, Seller's investment manager, the partners, trustees, beneficiaries, shareholders, members, directors, officers, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "Seller Related Parties"), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages,

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penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Property, this Agreement, and the transactions contemplated hereby, including, without limitation, (i) the physical condition of the Property including, without limitation, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Property and Hazardous Materials on, under or about the Property, (ii) any law or regulation applicable to the Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), the California Hazardous Waste Control Law (California Health and Safety Code Section 25100, et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Section 13000, et seq.), and the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health and Safety Code Section 25249.5, et seq.) and any other federal, state or local law and (iii) problems or defects arising out of or in any way related to Year 2000 Problems.

                  (b) In connection with Section 3.7(a) above, Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Buyer's Initials:  _______

         SECTION 3.8   SURVIVAL.

         The provisions of this Article III shall survive the Closing subject to the limitations and qualifications contained in such provisions.

                                   ARTICLE IV

                                      TITLE

         SECTION 4.1   CONDITIONS OF TITLE.

         At the Closing, Seller shall convey title to the Property to Buyer by grant deed (the "Deed") subject to no exceptions other than:

                  (a)  Interests of tenants under the Leases;

                  (b) Non-delinquent liens for real estate taxes and assessments; and

                  (c) Any exceptions disclosed by the preliminary title report and any amendments or supplements thereto or the Due Diligence Materials, and any other exceptions to title which would be disclosed by an inspection and/or survey of the Property; provided however, Seller shall discharge, as they relate to the Property, (i) that certain Deed of Trust dated April 8, 1998 by Seller as trustor, Chicago Title Insurance Company as trustee, and Salomon Brothers Realty Corp. ("Salomon") as beneficiary, recorded April 8, 1998, Reel H107, Image 248, Series No. 98-G331657-00 in the Official Records of the County of San Francisco (the "Official Records"); (ii) that certain Assignment of Rents & Leases recorded April 8, 1998 to Salomon, in Reel H107, Image 249, Series No. 98-0G331658-00 in the Official Records; (iii) that certain financing statement recorded April 8, 1998 by Seller as debtor and Salomon as secured party in Reel H107, Image 250, Series No. 98-0G331659-00; and (iv) any monetary lien that arises after the Effective Date and prior to the Closing Date due to any act of Seller and any deed of trust entered into by Seller.

         If there are additional exceptions to title that were not disclosed to Buyer prior to the expiration of the Contingency Period and that are disclosed to Buyer after the Contingency Period and prior to Closing, Buyer shall have, as Buyer's sole rights and remedies, the right, in Buyer's sole discretion, to approve such additional exceptions and proceed with the Closing or to terminate this Agreement as provided below. Buyer shall notify Seller in writing on or before three (3) business days after receiving notice of any additional exceptions to title as to whether Buyer approves or disapproves such exceptions. Buyer's failure to give Seller written notice of Buyer's approval during such three (3) business day period shall be deemed an election by Buyer to approve the title exceptions. If Buyer disapproves the additional exceptions, then this Agreement shall terminate and the Deposit shall be returned to Buyer, the Nonrefundable Payment shall be retained by Seller and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1,
9.3 and 9.9 below. If Buyer approves the additional title exceptions, such additional title exceptions shall become additional Conditions of Title.

         All of the foregoing exceptions shall be referred to collectively as the "Conditions of Title" except for those items listed in Section 4.1(c)(i),
(ii), (iii) and (iv) above. By acceptance of the Deed and the Closing of the purchase and sale of the Property, (i) Buyer agrees it is assuming for the benefit of Seller all of the obligations of Seller with respect to the Conditions of Title from and after the Closing, except for the unrecorded management agreement disclosed of record by that certain Assignment and Subordination of Management Agreement executed by Pacific Resources Development, Inc., Northwest Asset Management Company, Inc., and Shanghai Commercial Bank Ltd. and recorded September 12, 1997, Reel G966, Image 735, Series No. 6-214438 in the Official Records and (ii) Buyer agrees that Seller shall have conclusively satisfied its obligations with respect to title to the Property. The provisions of this Section shall survive the Closing.

         SECTION 4.2   EVIDENCE OF TITLE.

         Delivery of title in accordance with the foregoing shall be evidenced by the willingness of the Title Company to issue, at Closing, an ALTA Form B (1970, amended 10/17/70) extended coverage owner's title insurance policy, or equivalent form acceptable to Buyer in the face amount of the Purchase Price showing title to the Real Property vested in Buyer, subject to the Conditions of Title (the "Title Policy"). Buyer shall have prepared, at Buyer's cost, an updated Survey of the Property necessary to support the issuance of the Title Policy. Buyer shall provide Seller with a copy of such updated Survey at no cost to Seller.

                                   ARTICLE V

                       RISK OF LOSS AND INSURANCE PROCEEDS

         SECTION 5.1   MINOR LOSS.

         Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that: (a) the cost to repair any such damage or destruction, or the diminution in the value of the remaining Property as a result of a partial condemnation, does not exceed Five Hundred Thousand Dollars ($500,000) and (b) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended to repair or restore the Property, and Seller shall retain the rights to such proceeds and awards.

         SECTION 5.2   MAJOR LOSS.

         If the amount of the damage or destruction or condemnation as specified above exceeds Five Hundred Thousand Dollars ($500,000), then Buyer may, at its option to be exercised within five (5) days of Seller's notice of the occurrence of the damage or destruction or the commencement of condemnation proceedings, either terminate this Agreement or consummate the purchase for the full Purchase Price as required by the terms hereof. If Buyer elects to terminate this Agreement or fails to give Seller notice within such five (5) day period that Buyer will proceed with the purchase, then the Deposit shall be returned to Buyer, the Nonrefundable Payment shall be retained by Seller, and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.9 below. If Buyer elects to proceed with the purchase, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended to repair or restore the Property, and Seller shall retain the rights to such proceeds and awards.

                                   ARTICLE VI

                              BROKERS AND EXPENSES

         SECTION 6.1   BROKERS.

         At Closing, Seller shall pay the commission due, if any, to Seller's Broker, which shall be paid pursuant to a separate agreement between Seller and Seller's Broker. If any other person brings a claim for a commission or finder's fee based upon any contact, dealings or communication with Buyer or Seller, then the party through whom such person makes his claim shall defend the other party (the "Indemnified Party") from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, reasonable attorneys' fees and disbursements) incurred by the Indemnified Party in defending against the claim. The provisions of this Section 6.1 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

         SECTION 6.2   EXPENSES.

         Except as provided in Sections 4.2 above and 8.5(b) below, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                                  ARTICLE VII

                           LEASES AND OTHER AGREEMENTS

         SECTION 7.1 BUYER'S APPROVAL OF NEW LEASES AND AGREEMENTS AFFECTING THE PROPERTY.

                  (a) Between the Effective Date and the end of the Contingency Period, Seller shall not enter into any new lease, service contract or construction contract or other agreement materially affecting the Property, or modify or terminate any existing lease, service contract, construction contract or other agreement materially affecting the Property, without first providing not less than three (3) business days notice thereof to the Buyer (recognizing that the Buyer shall have no right to approve or disapprove any such action) during the Contingency Period.

                  (b) Between the end of the Contingency Period and the Closing, Seller shall not enter into any new lease, service contract, construction contract or other agreement which will affect the Property or be binding upon Buyer, or modify or terminate the same, without first obtaining Buyer's approval, in Buyer's sole and absolute discretion. If Buyer fails to give Seller notice of its approval or disapproval of any such proposed action within three (3) business days after Seller notifies Buyer of Seller's desire to take such action, then Buyer shall be deemed to have withheld its approval.

         SECTION 7.2   TENANT IMPROVEMENT COSTS, LEASING COMMISSIONS AND FREE
RENT.

         With respect to any leasing commissions, tenant improvement costs, move-in- allowances, tenant improvement allowances and base building improvement work specifically required to be paid, performed or credited by the landlord under the Leases for the current terms of those Leases listed on EXHIBIT B as of the Effective Date, Seller shall be responsible for all such costs. To the extent such costs are not paid for by Seller prior to the Closing Date, then Buyer shall assume such responsibilities pursuant to the Assignment of Leases and Buyer shall receive a credit against the Purchase Price for the remaining amount left unpaid by Seller for such items. Buyer shall be responsible for leasing commissions, tenant improvement costs, allowances and base building improvement work specifically required under the Leases for (a) extension or expansion options exercised after the Effective Date for those Leases set forth in EXHIBIT B attached hereto and (b) any new Lease or amendment to Lease approved by Buyer or entered into by Seller for which Buyer has received notice in accordance with Section 7.1(a) above after the Effective Date. To the extent there are any construction contracts for base building improvements or tenant improvement work for the current term of any Leases in effect as of the date of this Agreement (the "Construction Contracts"), then Buyer shall assume, pursuant to the Assignment of Leases, all such contracts and Buyer shall receive a credit against the Purchase Price for the remaining amount left unpaid by Seller on such Construction Contracts as of the Closing Date. To the extent that additional costs are incurred, but not accounted for, under such Construction Contracts as a result of any government approvals required for the work contracted for under the Construction Contracts, then Buyer shall assume all responsibility for such additional costs. Except as provided herein, on and after the Closing, Seller shall have no further obligations with respect to any leases or other agreements affecting the Property, including, without limitation, tenant improvement work, leasing commissions, Construction Contracts and free rent. The provisions of this Section shall survive the Closing.

         SECTION 7.3   TENANT NOTICES.

         Buyer hereby expressly agrees, confirms and acknowledges that Buyer shall immediately after Closing deliver to each tenant of the Property a signed statement acknowledging that Buyer is the new owner of the Property and that Buyer has received and is responsible for all such tenants' security deposits providing an exact dollar amount of each security deposit (to the extent Buyer has received a credit for the same under this Agreement or to the extent such security deposits have been transferred or assigned). Buyer also hereby expressly agrees, confirms and acknowledges that Buyer shall be liable for (and Buyer hereby expressly assumes all liability for) all such security deposits that are transferred from Seller to Buyer regardless of whether notice is given to the tenant of the Property in accordance with the provisions of this Section
7.3. The provisions of this Section 7.3 shall survive the Closing.

                                  ARTICLE VIII

                               CLOSING AND ESCROW

         SECTION 8.1   ESCROW INSTRUCTIONS.

         Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Company, and this instrument shall serve as the instructions to the Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

         SECTION 8.2   CLOSING.

                  (a) The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Title Company on August 31, 2000 before 12:00 noon local time, or such other earlier date and time as Buyer and Seller may mutually agree upon in writing (the "Closing Date"). Except as provided in Section 8.2(b) below, such date and time may not be extended without the prior written approval of both Seller and Buyer.

                  (b) Buyer shall have the one (1) time option to extend the Closing Date to September 28, 2000, provided that not less than five (5) days prior to the original Closing Date, Buyer (a) deposits with the Title Company cash or other immediately available funds in the amount of Five Hundred Thousand Dollars ($500,000) (the "Supplemental Deposit") and (b) gives Seller written notice of its option to extend to September 28, 2000. Such Supplemental Deposit shall be deemed as part of the Deposit, as such term is defined in Section 1.2(b)(3). The Supplemental Deposit shall be fully and completely earned by the Seller for granting such extension and the Supplemental Deposit shall only be refundable as specifically provided in Section 1.2(b)(3) and Section 3.2 herein and shall otherwise not be refundable under any circumstances.

         SECTION 8.3   DEPOSIT OF DOCUMENTS.

                  (a) At or before the Closing, Seller shall deposit into escrow the following items:

                       (1) the duly executed and acknowledged Deed conveying the Real Property to Buyer subject to the Conditions of Title;

                       (2) four (4) duly executed counterparts of the Bill of Sale in the form attached hereto as EXHIBIT C (the "Bill of Sale");

                       (3) four (4) duly executed counterparts of an Assignment and Assumption of Leases, Service Contracts and Warranties in the form attached hereto as EXHIBIT D pursuant to the terms of which Buyer shall assume all of Seller's obligations under the Leases, Service Contracts and the Construction Contracts (the "Assignment of Leases");

                       (4) an affidavit pursuant to Section 1445(b)(2) of the Federal Code, and on which Buyer is entitled to rely, that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Federal Code; and

                       (5)  California 597-W Certificate.

                  (b) At or before Closing, Buyer shall deposit into escrow the following items:

                       (1)  funds necessary to close this transaction;

                       (2) four (4) duly executed counterparts of the Bill of Sale; and

                       (3) four (4) duly executed counterparts of the Assignment of Leases.

                  (c) Seller and Buyer shall each deposit such other instruments as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the acquisition of the Property in accordance with the terms hereof. Seller and Purchaser hereby designate Title Company as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder and agree to execute such documentation as is reasonably necessary to effectuate such designation.

                  (d) Seller shall deliver to Buyer originals of the leases, copies of the tenant correspondence files and originals of any other items which Seller was required to furnish Buyer copies of or make available at the Property pursuant to Section 2.1(e) above, except for Seller's general ledger and other internal books or records which shall be retained by Seller, within five (5) business days after the Closing Date. Seller shall deliver to Buyer a set of keys to the Property on the Closing Date.

         SECTION 8.4   ESTOPPEL CERTIFICATES.

                  (a) If in accordance with Article II of this Agreement Buyer elects to proceed with the purchase of the Property, then Seller shall use its reasonable efforts to obtain estoppel certificates from each tenant of the Property in the form attached hereto as EXHIBIT E or, if a tenant's lease requires a different form, in the form required by the tenant's lease. It shall be a condition to Buyer's obligation to close the sale and purchase of the Property that on or before the Closing, Buyer is able to obtain an estoppel certificate in the form described above from NBC Internet and the other tenants occupying seventy percent (70%) (the "Required Percentage") of the remaining area of the Property actually rented to tenants.

                  (b)  If the conditions contained in Section 8.4(a) above and
Section 8.4(c) below are not satisfied, then Buyer may, by written notice given to Seller before the Closing, elect to terminate this Agreement and receive a refund of the Deposit or waive said condition. If Buyer so elects to terminate this Agreement, the Nonrefundable Payment shall be retained by Seller and neither party shall have any further rights or obligations hereunder except as provided in Section 6.1 above and Sections 9.3 and 9.9 below.

                  (c) If in accordance with Article II of this Agreement, Buyer elects to proceed with the purchase of the Property, then Seller shall use its reasonable efforts to obtain estoppel certificates from the contractors for the Construction Contracts stating only the following: (i) the total amount due under the Construction Contracts; (ii) the total amount paid as of the date of the estoppel; and (iii) there are no defaults of Seller under such Construction Contracts. It shall be a condition to Buyer's obligation to close the sale and purchase of the Property that on or before the Closing, Buyer is able to obtain estoppel certificates under each of the Construction Contracts in the form described above. If Buyer so elects to terminate this Agreement for failure to obtain such estoppel certificates, Buyer shall receive a refund of the Deposit and the Nonrefundable Payment shall be retained by Seller and neither party shall have any further rights or obligations hereunder except as provided in
Section 6.1 above and Sections 9.3 and 9.9 below.

         SECTION 8.5   PRORATIONS.

                  (a) Rents, including, without limitation, percentage rents, if any, and any additional charges and expenses payable under tenant leases, all as and when actually collected (whether such collection occurs prior to, on or after the Closing Date); real property taxes and assessments; water, sewer and utility charges; amounts payable under any service contracts; annual permits and/or inspection fees (calculated on the basis of the period covered); and any other expenses of the operation and maintenance of the Property, shall all be prorated as of 12:01 a.m. on the date the Deed is recorded, on the basis of a 365-day year. Each of Buyer and Seller shall be responsible for the credits and reimbursements provided in Section 7.2. After deduction for collection costs, any sums collected by Buyer from a tenant after the Closing shall be applied first to the current month's rent due of such tenant and thereafter, to the oldest sums delinquent from such tenant. Buyer shall use reasonable efforts to collect such delinquent rents but shall not be required to institute any action to terminate occupancy or otherwise. Seller retains the rights to collect any such delinquent rents from tenants after Closing. The amount of any security deposits made under tenant leases shall be credited against the Purchase Price. Security deposits in the form of letters of credit shall either be reissued in the name of Buyer at Closing, or Seller shall assign its rights therein to Buyer at Closing, and will reasonably cooperate with Buyer post Closing, at no expense to Seller, to facilitate the transfer to Buyer. Seller shall use reasonable efforts to cause all security deposits in the form of letters of credit to be amended or reissued in the name of Buyer as soon as possible after the Closing, and Buyer shall cooperate with Seller in such efforts. Upon delivery to Buyer of the reissued or amended letter of credit, Seller's obligations with respect to such letter of credit shall immediately terminate, and, from and after such delivery of the reissued or amended letter of credit, Buyer shall indemnify Seller and hold harmless and defend Seller from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of the letter of credit. Seller shall be entitled to request return of any utility deposits with respect to the Property (but shall not be entitled to a credit therefore). It shall be Buyer's responsibility to transfer utility service for the Property as of the Closing Date. Buyer agrees to release, indemnify and hold Seller harmless from all claims, liability, costs or expenses arising out of or relating to the utility service for the Property after the Closing Date. The indemnification obligation herein shall survive Closing. Seller reserves all right, title and interest in any refund obtained from any taxing authority as a result of a pending tax appeal made by Seller prior to the date of Closing related to the period prior to Closing; provided, however, Seller shall remit to Buyer, the proportionate share owed to tenants for amounts in excess of amounts previously paid by such tenants attributable to the period of Seller's ownership of the Property. Seller and Buyer hereby agree that if any of the aforesaid prorations and credits cannot be calculated accurately on the Closing Date, then the same shall be calculated as soon as reasonably practicable after the Closing Date and either party owing the other party a sum of money based on such subsequent proration(s) or credits shall promptly pay said sum to the other party.

                  (b) Seller shall pay all transfer taxes applicable to the sale. Buyer shall pay all the costs of obtaining any title insurance policy, the cost of any endorsements and all of the escrow fee. Recording charges and any other expenses of the escrow for the sale shall be paid by Buyer and Seller in accordance with customary practice as determined by the Title Company.

                  (c) The provisions of this Section 8.5 shall survive the Closing.

         SECTION 8.6 Compliance with Commercial Water Conservation Ordinance. The City and County of San Francisco has adopted a Commercial Water Conservation Ordinance ("CWCO") pursuant to which commercial buildings in San Francisco are subject to certain water conservation requirements. In the event that Buyer approves the Property at the conclusion of the Contingency Period, Buyer, at its sole cost and expense, agrees to be responsible for compliance with CWCO in accordance with Chapter 13A of the San Francisco Building Code.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1   NOTICES.

         Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile with confirmation of receipt, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

         To Buyer:           Flynn Land Company, Inc.
                             One Flynn Center
                             825 Van Ness Avenue, Suite 304
                             San Francisco, CA 94109
                             Attention: Mr. Gregory Flynn
                             Telephone: (415) 673-5900
                             Fax No.: (415) 673-6093


         With a copy to:     Gem Investors, Inc.
                             900 North Michigan Avenue
                             Chicago, Illinois 60611
                             Attention: Mr. Craig Caffarelli
                             Telephone: (312) 915-2402
                             Fax No.: (312) 915-2901

         With a copy to:     Pircher, Nichols & Meeks
                             1999 Avenue of the Stars
                             Los Angeles, CA 90067
                             Attention: Randall Single
                             Telephone: (310) 201-8951
                             Fax No.: (310) 201-8922


         To Seller:          Ocwen Financial Corporation
                             1675 W. Palm Beach Lakes Blvd., Suite 900
                             West Palm Beach, FL  33401
                             Attention:  Secretary
                             Telephone:  (561) 882-8559
                             Fax No. (561) 681-8174

         with a copy to:     Ocwen Capital Corporation
                             1675 W. Palm Beach Lakes Blvd.
                             The Forum, Suite 400
                             West Palm Beach, FL  33401
                             Attention:  William H. Stolberg and Todd Reed, Esq.
                             Telephone:  (561) 682-8000
                             Fax No. (561) 682-8163

         with a copy to:     Orrick, Herrington & Sutcliffe LLP
                             400 Sansome Street
                             San Francisco, CA  94111
                             Attention:  Michael H. Liever, Esq.
                             Telephone:  (415) 773-5808
                             Fax No.:  (415) 773-4285

         To Title Company:   Chicago Title Company
                             388 Market Street, Thirteenth Floor
                             San Francisco, California 94111
                             Attention:  Nikki Carr
                             Fax No.:  (415) 434-2176

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery.

         SECTION 9.2   ENTIRE AGREEMENT.

         This Agreement, together with the Exhibits hereto, contains all representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement together with the Exhibits hereto.

         SECTION 9.3   ENTRY AND INDEMNITY.

         In connection with any entry by Buyer, or its agents, employees or contractors onto the Property, Buyer shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith so as to minimize, to the greatest extent possible, interference with Seller's business and the business of Seller's tenants and otherwise in a manner reasonably acceptable to Seller. Without limiting the foregoing, prior to any entry to perform any on-site testing, Buyer shall give Seller written notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope of the testing. Seller shall approve or disapprove, in Seller's sole discretion, the proposed testing within three (3) business days after receipt of such notice. If Seller fails to respond within such three (3) business day period, Seller shall be deemed to have disapproved the proposed testing. If Buyer or its agents, employees or contractors take any sample from the Property in connection with any such approved testing, Buyer shall provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing. Seller or its representative may be present to observe any testing or other inspection performed on the Property. Upon the request of Seller, Buyer shall promptly deliver to Seller copies of any reports relating to any testing or other inspection of the Property performed by Buyer or its agents, employees or contractors. Buyer shall not contact any governmental authority without first obtaining the prior written consent of Seller thereto, and Seller, at Seller's election, shall be entitled to have a representative on any phone or other contact made by Buyer to a governmental authority and present at any meeting by Buyer with a governmental authority. Buyer shall maintain, and shall assure that its contractors maintain, public liability and property damage insurance in amounts and in form and substance adequate to insure against all liability of Buyer and its agents, employees or contractors, arising out of any entry or inspections of the Property pursuant to the provisions hereof, and Buyer shall provide Seller with evidence of such insurance coverage upon request by Seller. Buyer shall indemnify and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, reasonable attorney's fees) arising out of or relating to any entry on the Property by Buyer, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement. The foregoing indemnity shall survive beyond the Closing, or, if the sale is not consummated, beyond the termination of this Agreement.

         SECTION 9.4   TIME.

         Time is of the essence in the performance of each of the parties' respective obligations contained herein.

         SECTION 9.5   INTENTIONALLY DELETED.

         SECTION 9.6   ASSIGNMENT.

         Buyer's rights and obligations hereunder shall not be assignable without the prior written consent of Seller; provided however, Buyer shall have the right to assign this Agreement without Seller's prior consent to an entity that is controlled directly or indirectly (i.e. "controlled" means the ability to direct, affirmatively or negatively by veto, the management and policies of the entity in question) by either Flynn or GEM or Flynn and GEM together (or an entity controlled by them), and in which Flynn or Gem or Flynn and Gem (or an entity controlled by them), together own an aggregate 20% equity interest, directly or indirectly. Buyer shall in no event be released from any of its obligations or liabilities hereunder in connection with any assignment and shall provide Seller with prior notice of any assignment. Seller shall have the right to reasonably approve any assignment and assumption agreement made in connection with any assignment. Without limiting the above, in no event shall Buyer have the right to assign its rights or obligations hereunder to any party which could not make the representation and warranty contained in subsection 3.5(d) above, and in connection with any assignment pursuant to the terms hereof, the assignee shall reconfirm in a written instrument acceptable to Seller and delivered to Seller prior to the assignment said representation and warranty as applied to the assignee. Subject to the provisions of this Section, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         SECTION 9.7   COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 9.8   GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         SECTION 9.9   CONFIDENTIALITY AND RETURN OF DOCUMENTS.

         Buyer and Seller shall each maintain as confidential any and all material obtained about the other or, in the case of Buyer, about the Property, this Agreement or the transactions contemplated hereby, and shall not disclose such information to any third party. This provision shall survive the Closing or any termination of this Agreement.

         SECTION 9.10  INTERPRETATION OF AGREEMENT.

         The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The term "person" shall include any individual, partnership, joint venture, corporation, trust, unincorporated association, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

         SECTION 9.11  LIMITED LIABILITY.

         The obligations of Seller are intended to be binding only on the property of Seller and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or of its investment manager, the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of Seller or its investment manager. Subject to the other terms and provisions herein, including, without limitation, those of Section 9.18, the provisions of this Section 9.11 shall not be construed to prohibit Buyer from pursuing the proceeds of this transaction to the extent allowed under applicable law, to the extent that Buyer has a valid claim against such assets pursuant to Section 3.3 herein which was not satisfied from the assets of Seller.

         SECTION 9.12  AMENDMENTS.

         This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.

         SECTION 9.13  NO RECORDING.

         Neither this Agreement or any memorandum or short form thereof may be recorded by Buyer.

         SECTION 9.14 DRAFTS NOT AN OFFER TO ENTER INTO A LEGALLY BINDING CONTRACT.

         The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, including, without limitation, all of the Exhibits and Schedules hereto, and both Seller and Buyer have fully executed and delivered to each other a counterpart of this Agreement, including, without limitation, all Exhibits and Schedules hereto.

         SECTION 9.15  INTENTIONALLY DELETED.

         SECTION 9.16  NO PARTNERSHIP.

         The relationship of the parties hereto is solely that of Seller and Buyer with respect to the Property and no joint venture or other partnership exists between the parties hereto. Neither party has any fiduciary relationship hereunder to the other.

         SECTION 9.17  NO THIRD PARTY BENEFICIARY.

         The provisions of this Agreement are not intended to benefit any third parties.

         SECTION 9.18  LIMITATIONS ON LIABILITY.

         Notwithstanding anything to the contrary contained herein, after the Closing the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer under this Agreement (including, without limitation, for any breach of representation and warranty contained herein), and any and all documents executed pursuant hereto or in connection herewith (collectively the "Other Documents") including, without limitation, the Deed, the Bill of Sale and the Assignment of Leases, shall under no circumstances whatsoever exceed three percent (3%) of the Purchase Price. In no event shall any party be liable for any indirect, consequential, special or punitive damages on account of such party's breach of any covenant, representation or warranty contained in this Agreement or any certificate delivered in connection with this Agreement.

         SECTION 9.19  EXCHANGE.

         Buyer may consummate the purchase of the Property as part of a so-called like kind exchange (the "Exchange") pursuant to ss.1031 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that: (a) Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Buyer's obligations under this Agreement; (b) Buyer shall effect the Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary, provided that such assignment shall not release Buyer of its obligations hereunder and that all Closing documents, including, without limitation, the Deed, Bill of Sale and Assignment of Leases shall be directly between Buyer and Seller; (c) Seller shall not be required to take an assignment of the purchase agreement for other property or be required to acquire or hold title to, or any beneficial interest in, any real property for purposes of consummating the Exchange; and (d) Buyer shall pay any additional costs or expenses that would not otherwise have been incurred by Buyer or Seller had Buyer not consummated its purchase through the Exchange. Seller shall not by this Agreement or acquiescence to the Exchange have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to Buyer that the Exchange in fact complies with ss.1031 of the Code and Buyer, will rely solely and exclusively on its own tax advice with respect thereto. Seller shall have the right to review and approve any documents to be executed by Seller in connection with the Exchange, provided that Seller shall have no obligation to execute any documents or to undertake any action by which Seller would or might incur any liability or obligation not otherwise provided for in the other provisions of this Agreement. Buyer shall indemnify and defend Seller and hold Seller harmless from and against any and all claims, damages, liabilities, losses, costs and expenses, including, without limitation, court costs and reasonable attorneys' fees and paralegals' fees and disbursements (including, but not limited to, all such fees and disbursements at trial, upon appeal, and on any petition for review and/or in connection with an action for recission), arising out of or in any way connected with the Exchange that Seller would not have incurred but for the Exchange. In no event shall the Closing Date be delayed as a result of Buyer's election to effect an exchange in connection with Buyer's acquisition of the Property pursuant to this section, or as a result of Seller's entering into the Buyer's exchange agreement, and the consummation of the exchange shall not be a condition to Closing. The provisions of this section shall survive the Closing.

         SECTION 9.20  SURVIVAL.

         Except as expressly set forth to the contrary herein, no representations, warranties, covenants or agreements of the Seller contained herein shall survive the Closing.

         SECTION 9.21  SURVIVAL OF ARTICLE IX.

         The provisions of this Article IX shall survive the Closing.

         The parties hereto have executed this Agreement as of the respective dates written below.

            SELLER:               OAIC Bush Street, LLC,
                                  a Delaware limited liability company


                                  By: /s/ GREG BRESKIN
                                      --------------------------
                                  Name:   Greg Breskin
                                  Its:
                                      ---------------------------


            BUYER:                GEM INVESTORS, Inc., a Delaware corporation


                                  By: /s/
                                      --------------------------

                                  Its:
                                      --------------------------

                                  FLYNN LAND COMPANY, INC., a California
                                  corporation

                                  By: /s/
                                      --------------------------

                                  Its:
                                      --------------------------

                         LIST OF EXHIBITS AND SCHEDULES

                                    EXHIBITS

Exhibit A         Real Property Description

Exhibit B         List of Tenant Leases

Exhibit C         Bill of Sale

Exhibit D         Assignment of Leases, Service Contracts and Warranties

Exhibit E         Estoppel Certificate

Exhibit F         Tangible Personal Property

Exhibit G         List of Service Contracts

Exhibit H         List of Construction Contracts

                                    SCHEDULES

Schedule 1        Disclosure Items

                                    EXHIBIT A

                            REAL PROPERTY DESCRIPTION

                                    EXHIBIT B

                              LIST OF TENANT LEASES

                                    EXHIBIT C

                                  BILL OF SALE

                    ----------------------------------------

         This Bill of Sale (the "Bill of Sale") is made and entered into ____________, 2000, by and between OAIC Bush Street, LLC, a Delaware limited liability company ("Assignor"), and_____________, a _______________
("Assignee").

         In consideration of the sum of Ten Dollars ($10) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby assign, transfer, convey and deliver to Assignee, its successors and assigns, free and clear of any liens or encumbrances created by, through or under Assignor, all items of tangible personal property, if any, owned by Assignor and situated upon and used exclusively in connection with the land described on the attached EXHIBIT A (the "Land"), the improvements located thereon (the "Improvements"), and described on the attached EXHIBIT B, but specifically excluding any such personal property in Seller's management office and any and all personal property owned by tenants or otherwise considered the property of tenants under any leases affecting the Land or Improvements (the "Tangible Personal Property") and any intangible personal property owned by Assignor and used in the ownership, use or operation of the Land, Improvements or the Tangible Personal Property, including Assignor's rights, if any, to all building or trade names, including the right to use the name "225 Bush Street," provided however, Seller makes no representation or warranty that Seller has any rights with respect to ownership or use of such trade names (the "Intangible Personal Property," together with the Tangible Personal Property, the "Personal Property").

         This Bill of Sale is made subject, subordinate and inferior to the easements, covenants and other matters and exceptions set forth on EXHIBIT C, attached hereto and made a part hereof for all purposes.

         ASSIGNEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THAT CERTAIN AGREEMENT OF PURCHASE AND SALE DATED _______________, 2000, BY AND BETWEEN ASSIGNOR AND ASSIGNEE (THE "AGREEMENT"), ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITIONS OF THE PERSONAL PROPERTY, (B) THE INCOME TO BE DERIVED FROM THE PERSONAL PROPERTY, (C) THE SUITABILITY OF THE PERSONAL PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH ASSIGNEE MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PERSONAL PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PERSONAL PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PERSONAL PROPERTY. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PERSONAL PROPERTY, ASSIGNEE IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PERSONAL PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ASSIGNOR, EXCEPT AS

SPECIFICALLY PROVIDED IN THE AGREEMENT. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PERSONAL PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT ASSIGNOR HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT THE SALE OF THE PERSONAL PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS, WHERE IS" CONDITION AND BASIS "WITH ALL FAULTS," EXCEPT AS SPECIFICALLY PROVIDED IN THE AGREEMENT.

         The obligations of Assignor are subject to the limitations of liability set forth in Section 9.11 of the Agreement.

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Bill of Sale to be executed on the date and year first above written.

                   ASSIGNOR:             OAIC Bush Street, LLC,
                                         a Delaware limited liability company

                                         By: /s/ GREG BRESKIN
                                             -----------------------------
                                         Name:   Greg Breskin
                                         Its:
                                             -----------------------------


                   ASSIGNEE:             ____________________,
                                         a ______________________

                                         By: /s/
                                             -----------------------------
                                         Its:
                                             -----------------------------


                                         By: /s/
                                             -----------------------------
                                         Its:
                                             -----------------------------

                                    EXHIBIT D

                     ASSIGNMENT OF LEASES, SERVICE CONTRACTS
                                 AND WARRANTIES

                         -------------------------------

         This Assignment of Lease, Service Contracts and Warranties (this "Assignment") is made and entered into _______________, 2000, by and between OAIC Bush Street, LLC, a Delaware limited liability company ("Assignor"), and ____________, a ______________ ("Assignee").

         For good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor's right, title, and interest in (i) those certain leases (the "Leases") listed on EXHIBIT A, attached hereto and made a part hereof for all purposes except for Seller's right to collect delinquent rent and other delinquent sums owing under such Leases for the period prior to the date hereof, (ii) those certain service contracts, equipment leases, tenant improvement agreements, Construction Contracts (as defined in the Agreement) and leasing agreements (the "Contracts") listed on EXHIBIT B, if any, attached hereto and made a part hereof for all purposes, and (iii) those certain warranties held by Assignor (the "Warranties") listed on EXHIBIT C, attached hereto and made a part hereof for all purposes.

         This Assignment is made subject, subordinate and inferior to the easements, covenants and other matters and exceptions set forth on EXHIBIT D, attached hereto and made a part hereof for all purposes.

         ASSIGNEE ACKNOWLEDGES AND AGREES, BY ITS ACCEPTANCE HEREOF, THAT, EXCEPT AS EXPRESSLY PROVIDED IN THAT CERTAIN AGREEMENT OF PURCHASE AND SALE, DATED AS OF _______________, 2000, BY AND BETWEEN ASSIGNOR AND ASSIGNEE (THE "AGREEMENT"), THE LEASES, THE CONTRACTS AND THE WARRANTIES ARE CONVEYED "AS IS, WHERE IS" AND IN THEIR PRESENT CONDITION WITH ALL FAULTS, AND THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE LEASES, THE CONTRACTS OR THE WARRANTIES, THE INCOME TO BE DERIVED THEREFROM, OR THE ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE LEASES, THE CONTRACTS OR THE WARRANTIES.

         Except as otherwise expressly provided in the Agreement, by accepting this Assignment and by its execution hereof, Assignee assumes the payment and performance of, and agrees to pay, perform and discharge, all the debts, duties and obligations to be paid, performed or discharged from and after the date hereof, (a) by the "landlord" or the "lessor" under the terms, covenants and conditions of the Leases, including, without limitation, brokerage commissions and compliance with the terms of the Leases relating to tenant improvements and security deposits, (b) by the owner under the Contracts and/or the Warranties, and (c) of the Post Termination Obligations as defined in the Agreement. Assignee agrees to indemnify, hold harmless and defend Assignor from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) resulting by reason of the failure of Assignee to pay, perform or discharge any of the debts, duties or obligations assumed or agreed to by Assignee hereunder. Assignor agrees to indemnify Assignee and hold harmless and defend Assignee from and against any and all claims, damages, liabilities, losses, costs and expenses (including,

                                      D-1

without limitation, reasonable attorney's fees) resulting from any default by Assignor with respect to Assignor's obligations accruing for the period prior to the date hereof, as owner under the service contracts and equipment leases, excluding any such debts, duties or obligations arising out of or in any way related to the physical, environmental or structural condition of the Property, as such term is defined in the Agreement.

         The obligations of Assignor are subject to the limitations of liability set forth in Section 9.11 of the Agreement.

         All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the day and year first above written.

                   ASSIGNOR:             OAIC Bush Street, LLC,
                                         a Delaware limited liability company

                                         By: /s/ GREG BRESKIN
                                             -----------------------------
                                         Name:   Greg Breskin
                                         Its:
                                             -----------------------------


                   ASSIGNEE:             ____________________,
                                         a ______________________

                                         By: /s/
                                             -----------------------------
                                         Its:
                                             -----------------------------


                                         By: /s/
                                             -----------------------------
                                         Its:
                                             -----------------------------

                                    EXHIBIT E

                           TENANT ESTOPPEL CERTIFICATE

TO:  ___________________________

     ___________________________

     ___________________________

     Attn:  ____________________


              Re: Lease, dated as of ________, 19___, between ________________, a ____________, as tenant ("Tenant"), and ________________, a _______________, as landlord
                       ("Landlord"), covering certain premises known by the street address Suite ____ 225 Bush Street, in the City of San Francisco, County of San Francisco, State of California (the "Leased Premises"), as amended as noted on attached SCHEDULE A (collectively, the "Lease")


Gentlemen:

         The undersigned Tenant hereby represents, warrants and certifies to _________________ ("[LANDLORD/BUYER/LENDER]") that:

         1. The Lease has not been modified, changed, altered or amended in any respect, either orally or in writing, except as may be indicated on SCHEDULE A annexed hereto, and constitutes the entire agreement between Tenant and Landlord affecting Tenant leasing of the Leased Premises. A true and correct copy of the Lease is attached as SCHEDULE B. The Lease is in full force and effect and is not subject to any contingencies or conditions not set forth in the Lease.

         2. The term of the Lease commenced on ________________ and will expire on _________________; the Tenant has ____ successive options to renew the Lease term, each for an additional period of ___ years.

         3. The monthly base rent payable by Tenant under the Lease is $_________. Tenant has paid all fixed and additional rent and other sums which are due and payable under the Lease through the date hereof, and Tenant has not made and will not make any prepayments of fixed rent for more than one month in advance. There are no presently unexpired rental concessions or abatements due under the Lease except as set forth on SCHEDULE A annexed hereto. Tenant has no credits, offsets, abatements, defenses, counterclaims or deductions against any rental or other payments due under the Lease or with respect to its performance of the other terms and conditions of the Lease, and has asserted no claims against Landlord.

         4. Tenant has paid to Landlord as a security deposit in the amount of $____________. Tenant has not made any other the payments to Landlord as a security deposit, advance or prepaid rent.

         5. Landlord has completed, and, if required under the Lease, paid for, any and all tenant work required under the Lease and Tenant has accepted the Leased Premises. Tenant is not entitled to any further payment or credit for tenant work.

         6. To Tenant's best knowledge, Landlord is not in default in the performance of any of the terms of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default. Tenant has not delivered to Landlord any notice of default with respect to the Landlord's obligations under the Lease.

         7. Tenant is in actual possession of the entire Leased Premises and, to Tenant's best knowledge, is not in any respect in default under any of the terms and conditions of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default. Tenant has not received from Landlord any notice of default with respect to the Tenant obligations under the Lease.

         8. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the Lease, nor subleased any of the Leased Premises, nor permitted any person or entity to use the Leased Premises, nor permitted any person or entity to use the Leased Premises, except as otherwise indicated on SCHEDULE A annexed hereto.

         9.  Except as expressly provided in the Lease, Tenant

             (i) does not have any right to renew or extend the term of the Lease;

             (ii) does not have any right to cancel or surrender the Lease prior to the expiration of the term of the Lease;

             (iii) does not have any option or rights of first refusal or first offer to purchase or lease all or any part of the Leased Premises or the real property of which the Leased Premises are a part;

             (iv) does not have any right, title or interest with respect to the Leased Premises other than as lessee under the Lease, and

             (v) does not have any right to relocate into other property owned by Landlord or any of Landlord's affiliates.

         10. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

         11. If Tenant is required to provide insurance coverage under the Lease, Tenant has not given or received written notice that Tenant insurance coverage will be canceled or will not be renewed.

         12. To Tenant's best knowledge, all systems, elements and components of the Leased Premises are in working order and repair and sound operating condition. To Tenant's best knowledge, Tenant's use and occupancy of the Leased Premises complies with all applicable building, zoning, land us, environmental, anti-pollution, health, fire, safety, access accommodations for the physically handicapped, subdivision, energy and resource conservation and similar laws, statues, rules, regulations and ordinances, and all covenants, conditions and restrictions applicable to the Leased Premises. Tenant has not received any notice, citation or other claim alleging any violation of any such law, statute, rule, regulation, ordinance, covenant, condition or restriction.

         13. To the best knowledge of Tenant, any and all brokerage and leasing commissions relating to and/or resulting from Tenant's execution and delivery of the Lease and occupancy of the Leased Premises have been paid in full.

         14. The individual executing this Tenant Estoppel Certificate on behalf of Tenant represents and warrants that he has the power and the authority to execute this Tenant Estoppel Certificate on behalf of Tenant.

         15. [LANDLORD/BUYER/LENDER] has advised Tenant that [LANDLORD/BUYER/LENDER] will rely upon the truth of this certification in acquiring the Leased Premises. This Tenant Estoppel Certificate shall inure to the benefit of [LANDLORD/BUYER/LENDER] and its respective nominees, successors, assigns, participants and designees and shall be binding upon Tenant and its successors and assigns.

         Dated this ___ day of ________, 2000

                                            TENANT:

                                            _____________, a_______________



                                            By: /s/
                                                --------------------------------

                                              Its:
                                                  ------------------------------

                                    EXHIBIT F

                           TANGIBLE PERSONAL PROPERTY

                                    EXHIBIT G

                            LIST OF SERVICE CONTRACTS

                                    EXHIBIT H

                         LIST OF CONSTRUCTION CONTRACTS

                                   SCHEDULE 1

                                DISCLOSURE ITEMS

         Natural hazards described in the following California code sections (the "Natural Hazard Laws") may affect the Property: (A) Govt. Code Section 8589.3 (Special Flood Hazard Area); (B) Govt. Code Section 8589.4 (Inundation
Area); (C) Govt. Code Section 51183.5 (Fire Hazard Severity Zone); (D) Public Resource Code Section 2621.9 (Earthquake Fault Zone); (E) Public Resource Code
Section 2694 (Seismic Hazard Zone); and (F) Public Resource Code Section 4136 (Wildland Area). Seller's Broker shall execute and deliver to Buyer a Natural Hazards Disclosure Statement with respect to the foregoing matters (the "Natural Hazards Disclosure Statement"). Buyer acknowledges and agrees that Buyer will independently evaluate and investigate whether any or all of such Natural Hazards affect the Property, and Seller shall have no liabilities or obligations with respect thereto. Prior to the expiration of the Contingency Period, Buyer shall execute and deliver to Seller the Natural Hazards Disclosure Statement. BUYER ACKNOWLEDGES AND REPRESENTS THAT BUYER HAS EXTENSIVE EXPERIENCE ACQUIRING AND CONDUCTING DUE DILIGENCE REGARDING COMMERCIAL PROPERTIES. THIS PROVISION IS AN ESSENTIAL ASPECT OF THE BARGAIN BETWEEN THE PARTIES.


         o Asbestos Survey Report dated September 18, 1998 prepared by ATC Associated Inc.

         o Final Report for Asbestos Abatement Procedures and Project Oversight 20th, 21st and 22nd floor dated October 18, 1999 prepared by ATC Associated Inc.

         o Final Report for Asbestos Abatement Procedures and Project Oversight 12th, and 13st floors dated September 22, 1999 prepared by ATC Associated Inc.

         o Bulk Sampling Report, Floor 1and Mezzanine dated June 9, 1999 prepared by ATC Associated Inc.

         o Bulk Sampling Report, Wells Fargo Bank dated June 10, 1999 prepared by ATC Associated Inc.

         o Bulk Sampling Report, Floor 19 dated June 10, 1999 prepared by ATC Associated Inc.

         o Bulk Sampling Report, Floor 20, 21 & 22 dated March 15, 1999 prepared by ATC Associated Inc.

         o Bulk Sampling Report, Floor 8 and 9 dated September 3, 1999 prepared by ATC Associated Inc.

         o Bulk Sampling Report, Floor 12 and 13 dated June 10, 1999 prepared by ATC Associated Inc.

         o Draft Phase I Environmental Site Assessment dated May 2000 prepared by Hygienetics Environmental Services, Inc.

         o Draft report of building electrical power distribution analysis prepared by Dunham & Associates completed in May 2000.

         o Air Quality Inspection and Auditaire Installation dated June 11, 1999 prepared by Healthy Buildings International, Inc.

         o HBI Reinspection Report dated April 10, 2000 prepared by Healthy Buildings International, Inc.

         o Dillingham & Murphy had an HVAC chase relocated through their copy room. An amendment to reduce the premises square footage in Suite 600 and Suite 790 by approximately 75 square feet in total needs to be prepared and finalized.

         o A lease termination has been verbally agreed with tenant Stephen Isaacs to vacate Suite 1439 (796 SF) by July 31, 2000. A lease termination agreement is being prepared for execution.

         o Environmental Science Associates under Section 5(d) of their lease engaged Deloitte & Touche to audit the operating and tax expenses for the 1998expense year. Deloitte & Touche, in a letter dated June 22, 2000 to ESA, summarized five areas that they do not think are consistent with the Tenant's base year. Landlord received a letter summarizing these inconsistencies on July 13, 2000. Landlord does not agree with the conclusions of Deloitte & Touche and a response is to be prepared. The requested amount of the refund to tenant is $9,391.

         o On June 14, 2000, a leak occurred in the SmithGroup space in Suite 1100 due to construction on the 12th floor. The cost from the water damage calculated by the tenant is $3,353.92 not including the rebuild of the Stark Villa Architectural Model. The Landlord considers the matter an insurance issue between the Tenant and the construction contractor (Skyline Construction). The tenant is working directly with the contractor for a resolution to the matter.

                               FIRST AMENDMENT TO
                         AGREEMENT OF PURCHASE AND SALE

                                 225 BUSH STREET


         THIS AGREEMENT ("AGREEMENT") is made as of August 18, 2000, among OAIC Bush Street, LLC, a Delaware limited liability company ("SELLER"), and Flynn Land Company, Inc., a California corporation ("FLYNN") and GEM Investors, Inc., a Delaware corporation ("GEM," together with Flynn, "BUYER").

                                 R E C I T A L S

         Seller and Buyer are parties to that certain purchase agreement captioned "AGREEMENT OF PURCHASE AND SALE", dated as of July 19, 2000 (the "PURCHASE AGREEMENT"), providing for, among other things, the purchase and sale of that certain land and improvements located at 225 Bush Street, in the City of San Francisco, State of California, as more particularly described in such Purchase Agreement, all upon the terms and conditions set forth therein. Unless otherwise defined herein, all capitalized terms in this Agreement shall have the meaning set forth in the Purchase Agreement.

         Buyer and Seller desire to make certain modifications to such Purchase Agreement.

         NOW, THEREFORE, in consideration of the respective promises contained in this Agreement, Buyer and Seller agree as follows:

         1. CLOSING DATE. Section 8.2(a) of the Purchase Agreement is hereby amended so that the Closing Date shall be September 28, 2000, subject to Section 8.4(d). Section 8.2(b) of the Purchase Agreement is hereby intentionally deleted in its entirety.

         2. ESTOPPEL CERTIFICATES. Section 8.4 of the Purchase Agreement is hereby amended to include the following language as Section 8.4(d):

             "(d) If Seller has not obtained such estoppel certificates as discussed in Sections 8.4(a) and 8.4(c) above, and Seller reasonably determines that it will be able to obtain such estoppel certificates, then Seller may elect to extend the Closing Date by twenty nine (29) calendar days (the "ESTOPPEL EXTENSION PERIOD") so as to occur on October 27, 2000, provided Seller delivers written notice to Buyer of such election prior to September 22, 2000. During the Estoppel Extension Period, Seller shall have a one-time right to accelerate the Closing Date so as to occur five (5) business days from delivery of written notice to Buyer that Seller has obtained such estoppel certificates, and Seller has in fact obtained such estoppel certificates."

         3. CONTINGENCY PERIOD. Section 2.2 of the Purchase Agreement is hereby amended so that the Contingency Period shall expire at 5:00 p.m., Pacific time on Tuesday, September 5, 2000.

         4. ADDITIONAL DEPOSIT. Section 1.2(b)(2) of the Purchase Agreement is hereby amended so that the Additional Deposit shall be increased to Two Million Dollars ($2,000,000.00).

         5. ENTIRE AGREEMENT; NO MODIFICATIONS; CONFLICT WITH PURCHASE AGREEMENT. The Purchase Agreement as amended by this Agreement constitutes the entire agreement of the parties with respect to the transactions contemplated therein and supersedes any prior correspondence, memoranda, understandings, offers, negotiations and agreements, oral or written. In the event of a conflict between the terms of this Agreement and the terms of the Purchase Agreement, the terms of this Agreement shall control.

         6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument, with the same effect as if all of the parties to this Agreement had executed the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                  SELLER:            OAIC Bush Street, LLC,
                                     a Delaware limited liability company


                                     By: /s/ GREG BRESKIN
                                         ------------------------------
                                     Name:   Greg Breskin
                                     Its:    Vice President


                  BUYER:             GEM INVESTORS, Inc., a Delaware corporation


                                     By: /s/ CRAIG CAFFARELLI
                                         ------------------------------
                                             Craig Caffarelli
                                     Its:    Vice President


                                     FLYNN LAND COMPANY, INC., a California
                                     corporation

                                     By: /s/ GREGORY G. FLYNN
                                         ------------------------------
                                             Gregory G. Flynn
                                     Its:
                                         ------------------------------

                                SECOND AMENDMENT
                                       TO
                                 225 BUSH STREET
                         AGREEMENT OF PURCHASE AND SALE

                  THIS SECOND AMENDMENT TO 225 BUSH AGREEMENT OF PURCHASE AND SALE is entered into as of this __ day of September, 2000 by and between OAIC California Partnership, L.P., a California limited partnership ("Seller"), and Flynn Land Company, Inc., a California corporation ("Flynn") and GEM Investors, Inc., a Delaware corporation ("GEM" together with Flynn the "Buyer").

                                    RECITALS

                  A. Seller and Buyer have previously entered into that certain Agreement of Purchase and Sale 225 Bush Street, dated as of July 19, 2000, as amended by that certain First Amendment to Agreement of Purchase and Sale 225 Bush Street dated as of August 18, 2000 (collectively the "Original Agreement").

                  B. Seller and Buyer now desire to amend the Original Agreement as more particularly set forth herein.

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. All capitalized terms used herein and not defined herein shall have the meanings given such terms in the Original Agreement.

                  2. As of the date hereof, all of the conditions precedent specified in Sections 2.1(a)-(f) are deemed to have been satisfied, Buyer is deemed to have given the Acceptance Notice, as provided in Section 2.2 of the Original Agreement, and Buyer shall no longer have any right to terminate the Original Agreement pursuant to said Section 2.2. Buyer shall deposit the Additional Deposit in escrow within one (1) business day of the execution of this Second Amendment by both parties hereto.

                  3. The Purchase Price, as specified in section 1.2(a), is hereby reduced to One Hundred and Forty Six Million Dollars ($146,000,000). The balance of the Purchase Price as described in section 1.2(b)(4) is hereby reduced to One Hundred and Forty Four Million Dollars ($144,000,000).

                  4. The Closing Date, as specified in Section 8.2(a), is extended to October 31, 2000.

                  5. In the event that on or prior to the Closing Date Seller has not entered into the "Staples Lease", as defined below, One Million Five Hundred Thousand Dollars ($1,500,000) of the Purchase Price (the "Staples Holdback") shall not be paid to Seller at the Closing but instead shall be held in an interest bearing escrow account pursuant to mutually acceptable escrow instructions consistent with this Section which shall provide that (i) at any time after the Closing Date and prior to the date that is thirty (30) days after the Closing Date that Seller delivers to Buyer the Staples Lease duly executed by Staples, Inc., Buyer, as owner of the Property, shall execute the Staples Lease and the Staples Holdback plus all interest accruing thereon shall be immediately released to Seller, and (ii) in the event that on or prior to the date that is thirty (30) days after the Closing Date, the Seller has not satisfied the condition set forth in clause (i) above, the Staples Holdback plus all interest accruing thereon shall immediately be released to Buyer. For purposes of this paragraph the "Staples Lease" shall be deemed to be a lease with Staples, Inc., that conforms in all material respects to the form attached as Exhibit A, at a minimum rental rate per rentable square foot per year as follows:

--------------------------------------------------------------------------------
Lease Year                          Rent per rentable square foot per year
--------------------------------------------------------------------------------
1-3                                 $52.00
--------------------------------------------------------------------------------
4-7                                 $57.00
--------------------------------------------------------------------------------
8-10                                $62.00
--------------------------------------------------------------------------------
11-15 (option period)               $68.00
--------------------------------------------------------------------------------

As provided in Section 7.2 of the Original Agreement, Buyer shall pay all tenant improvement costs and leasing commissions due under the Staples Lease. Notwithstanding the foregoing provisions of this paragraph 5, the release of the Staples Holdback shall be subject to the proration provisions set forth in paragraph 6 below. All material modifications to the form of the Staples Lease attached as Exhibit A shall be subject to the approval of Buyer, which may be given or withheld in Buyer's sole and absolute discretion. By way of example, but without limitation, the following items shall be deemed to be material changes in the Staples Lease: (i) any change in the term, (ii) any reduction in the premises below 20,090 rentable square feet or any increase in the premises above 20,800 rentable square feet, (iii) the granting of any additional option terms, the modification of the existing option rights or the granting of any expansion rights, (iv) any increase in the tenant improvement allowance or any other increase in any tenant inducement, (v) any change in the tenant's expense sharing or reimbursement obligations (other than changes resulting merely from a change in the rentable square footage of the premises consistent with clause
(ii) above), (vi) any change in the rent structure that results in the rent for any year during the initial ten year term of the Staples Lease being ten dollars ($10.00) per rentable square foot per year more than the rent per rentable square foot per year for any other year of the initial term, (vii) any change in the annual per square foot rent for the first option term that is less than six dollars per rentable square foot more than the highest per square foot rent for any year of the initial term of the Staples Lease, (viii) any change in the rent structure that results in the Effective Total Annual Rent, as defined in paragraph 6 below, under the Staples Lease being less than One Million Four Thousand Five Hundred Dollars ($1,004,500). Notwithstanding any other provision of this Second Amendment or the Original Agreement, any modifications (y) to the rental or other related provisions of the Staples Lease that are within the parameters described in clauses (vi), (vii) and (viii) above, or (z) that increase or decrease the rentable square footage of the Staples Lease to a total rentable square footage that is not less than 20,090 rentable square feet nor more than 20,800 rentable square feet (and modifications resulting therefrom to corresponding provisions such as the tenant's prorata share of expenses or CAM reimbursements), shall not be deemed to be material, shall not be subject to Buyer's approval and Buyer shall not disapprove the Staples Lease on account thereof; provided that such changes shall be subject to the proration of the Staples Holdback, as described in paragraph 6 below. In the event that Seller submits to Buyer an executed form of the Staples Lease that contains one or more material modifications, other than those noted in clauses (y) and (z) above in this paragraph, Buyer shall approve or reject such form of Staples Lease within three (3) business days of the date of the submittal. In the event that Buyer does not notify Seller in writing within such three (3) business day period that Buyer has approved or rejected said form of Staples Lease, Buyer shall be deemed to have approved said form of Staples Lease and the Staples Holdback shall be released to Seller, subject to the proration provisions contained in paragraph 6 below. Subject to all of the provisions of this paragraph 5, for purposes of
Section 7.1(a) of the Original Agreement, Buyer hereby approves the form of the Staples Lease attached hereto. In the event that Buyer rejects the Staples Lease as a result of any material modification thereto, Buyer shall not enter into a lease with Staples, Inc. within six (6) months of the date of said rejection and, if Buyer does enter into such lease with Staples, Inc. within such six (6) month period, Buyer shall immediately pay to Seller the sum of One Million Five Hundred Thousand Dollars ($1,500,000), subject to the proration provisions in paragraph 6 below.

                  6. For the purposes of calculating any proration subject to this paragraph 6 the "Effective Total Annual Rent" for the Staples Lease shall be deemed to be the total rent payable under the Staples Lease for the initial ten-year term divided by ten(10). In the event that the Effective Total Annual Rent payable under the Staples Lease executed pursuant to paragraph 5 above, or executed prior to the Closing pursuant to Section 7.1(a) of the Original Agreement, is less than One Million One Hundred and Forty Five Thousand One Hundred and Thirty Dollars ($1,145,130) then for each dollar that the Effective Total Annual Rent is less than One Million One Hundred and Forty Five Thousand One Hundred and Thirty Dollars ($1,145,130): (i) if the Staples Lease is exeucted prior to the Closing, Buyer shall be entitle to a credit at Closing in the amount of ten dollars ($10.00), or (ii) if the Staples Lease is executed after the Closing, the Staples Holdback, or the amount that Buyer is obligated to pay under the last sentence of Paragraph 5 above, shall be reduced by ten dollars ($10.00); provided that the Staples Holdback, or the amount that the Buyer is obligated to pay under the last sentence of Paragraph 5 above, shall never be increased and shall never be reduced below zero and, if the Staples Lease is executed prior to the Closing Buyer, shall never be entitled to a credit in excess of One Million Five Hundred Thousand Dollars ($1,500,000). Notwithstanding any contrary provision of this Paragraph 6, in the event that in connection with the execution of the Staples Lease, Seller is able to negotiate any reduction in the commission payable in connection with the Staples Lease, which commission is being paid by Buyer, the amount of any such reduction of such commission shall be deducted from any reduction pursuant to this Paragraph 6 in the Staples Holdback, any credit due Buyer at Closing or any sums due Seller under the last sentence of Paragraph 5 above; for example, if as a result of the provisions of this Paragraph 6, the Staples Holdback due Seller upon the execution of the Staples Lease after Closing is reduced to One Million Two Hundred Thousand Dollars ($1,200,000) and Seller is able to negotiate a One Hundred Thousand Dollar ($100,000) reduction in the commission, the amount due Seller would be One Million Three Hundred Thousand Dollars ($1,300,000).

                  7. The October 27, 2000 date in Section 8.4(d) of the Original Agreement is hereby extended to November 28, 2000 and the September 22, 2000 date in said Section is hereby changed to read November 23, 2000.

                  8. Except as specifically set forth herein, the Original Agreement shall remain in full force and effect. The Original Agreement as amended by this Second Amendment constitutes the entire agreement of the parties with respect to the transactions contemplated therein and supersedes any prior correspondence, memoranda, understanding, offers, negotiations and agreements, oral or written. In the event of a conflict between the terms of this Second Amendment and the Original Agreement, this Second Amendment, shall control.

                  9. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument, with the same effect as if all of the parties to this agreement had executed the same counterpart.

                  The parties hereto have executed this Agreement as of the date first written above.

                     SELLER: OAIC California Partnership, L.P., a California limited partnership

                                   By:      Ocwen Capital Corporation
                                   Its:     Investment Manager


                                            By: /s/
                                                --------------------------------
                                            Its:
                                                --------------------------------


                     BUYER:        GEM Investors, Inc.
                                   a Delaware corporation

                                   By: /s/
                                       -----------------------------------

                                   Its:
                                       -----------------------------------

                                   Flynn Land Company, Inc.,
                                   a California corporation

                                   By: /s/
                                       -----------------------------------

                                   Its:
                                       -----------------------------------

                                 THIRD AMENDMENT
                                       TO
                                 225 BUSH STREET
                         AGREEMENT OF PURCHASE AND SALE

                  THIS THIRD AMENDMENT TO 225 BUSH AGREEMENT OF PURCHASE AND SALE (this "Amendment") is entered into as of this 27th day of October, 2000 by and between OAIC California Partnership, L.P., a California limited partnership ("Seller"), and the following entities collectively as tenants in common (individually and collectively, jointly and severally, "Buyer"): WXIII/225 Bush, LLC, a Delaware limited liability company, as to an undivided 92.8537% tenancy in common, Citrine 225 Bush, LLC, a Delaware limited liability company, as to an undivided 6.4317% tenancy in common, and GEM Laredo 225 Bush, LLC, a Delaware limited liability company, as to an undivided 0.7146% tenancy in common.

                                    RECITALS

                  A. Flynn Land Company, Inc., a California corporation ("Flynn") and GEM Investors, Inc., a Delaware corporation ("GEM" together with Flynn, "Original Buyer") and Seller have previously entered into that certain Agreement of Purchase and Sale 225 Bush Street, dated as of July 19, 2000, as amended by that certain First Amendment to Agreement of Purchase and Sale 225 Bush Street dated as of August 18, 2000, and as further amended by that certain Second Amendment to Agreement of Purchase and Sale 225 Bush Street (the "Second Amendment") dated as of September 22, 2000 (collectively the "Original Agreement").

                  B. Original Buyer has assigned its interest as "Buyer" under the Original Agreement to Buyer pursuant to that certain Assignment and Assumption of Purchase Agreement, dated as of the date hereof.

                  C. Seller and Buyer now desire to amend the Original Agreement as more particularly set forth herein.

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. All capitalized terms used herein and not defined herein shall have the meanings given such terms in the Original Agreement.

                  2. The Purchase Price, as specified in section 1.2(a) of the Original Agreement, is hereby reduced to One Hundred and Forty Three Million Five Hundred Thousand Dollars ($143,500,000). The balance of the Purchase Price as described in section 1.2(b)(4) of the Original Agreement is hereby reduced to One Hundred and Forty One Million Dollars ($141,000,000).

                  3. The Closing Date shall remain October 31, 2000.

                  4. Sections 3, 5, 6 and 7 of the Second Amendment are hereby terminated and shall be of no further force or effect.

                  5. Notwithstanding anything to the contrary contained in
Section 8.4(d) of the Original Purchase Agreement, Seller shall have no right to extend the Closing Date past the date specified in Section 3 of this Amendment.

                  6. Except as specifically set forth herein, the Original Agreement shall remain in full force and effect. The Original Agreement as amended by this Amendment constitutes the entire agreement of the parties with respect to the transactions contemplated therein and supersedes any prior correspondence, memoranda, understanding, offers, negotiations and agreements, oral or written. In the event of a conflict between the terms of this Amendment and the Original Agreement, this Amendment, shall control.

                  7. This Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument, with the same effect as if all of the parties to this agreement had executed the same counterpart.

                  The parties hereto have executed this Agreement as of the date first written above.

                                BUYER:

                                WXIII/225 BUSH, LLC,
                                a Delaware limited liability company

                                By:   Diamond Real Estate Fund, L.P.,
                                      a Delaware limited partnership
                                      a Managing Member

                                      By:   Diamond Managers, L.P.,
                                            a Delaware limited partnership
                                            Its General Partner


                                            By:  GEM Investors, Inc.,
                                                 a Delaware corporation
                                                 Its General Partner


                                                 By: /s/
                                                     ---------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                      -------------------------

                                GEM LAREDO 225 BUSH, LLC,
                                a Delaware limited liability company


                                By: /s/
                                    --------------------------------
                                Name:
                                     -------------------------------
                                Title:
                                     -------------------------------


                                CITRINE 225 BUSH, LLC,
                                a Delaware limited liability company


                                By: /s/
                                    --------------------------------
                                Name:
                                     -------------------------------
                                Title:
                                     -------------------------------


                                SELLER:

                                OAIC CALIFORNIA PARTNERSHIP, L.P.
                                a California limited partnership


                                By:   Ocwen Capital Corporation
                                Its:  Investment Manager

                                      By: /s/ GREG BRESKIN
                                          -----------------------------------
                                          Name:  Greg Breskin
                                          Its:   Vice President

                                       3